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                                                               Exhibit (m)(1)(a)


                                   SCHEDULE A

                      EATON VANCE SPECIAL INVESTMENT TRUST
                              CLASS A SERVICE PLAN
                          EFFECTIVE: DECEMBER 31, 1998

                         Name of Fund Adopting this Plan

                  Eaton Vance Balanced Fund
                  Eaton Vance Growth & Income Fund
                  Eaton Vance Institutional Short Term Treasury Fund Eaton Vance Special Equities Fund
                  Eaton Vance Utilities Fund
                  EV Traditional Emerging Growth Fund